UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Apple REIT Eight, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLE REIT EIGHT, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 6, 2010

        The Annual Meeting of Shareholders of Apple REIT Eight, Inc. (the "Company") will be held at the offices of the Company located at 814 East Main Street, Richmond, Virginia 23219 on Thursday, May 6, 2010 at 11:30 a.m., eastern daylight time, for the following purposes:

  1.
  To elect one (1) director, whom will serve for a three-year term; and

  2.
  To transact such other business as may properly come before the meeting.

        If you were a holder of record of any Common Shares of the Company at the close of business on the record date of March 19, 2010, you are entitled to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously returned a proxy card.

        A proxy card for voting your shares is located in the envelope in which these proxy materials were mailed. Using information supplied on the enclosed proxy card, you may vote either by telephone, via the Internet or by mailing the proxy card. To vote by telephone, dial 1-800-454-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. To vote on the Internet, visit www.proxyvote.com. You will be asked to provide the company number and control number from the enclosed proxy card. To vote by mail, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you need a replacement proxy card, assistance may be obtained by calling Ms. Kelly Clarke in the Company's Investor Services Department, at (804) 344-8121.

By Order of the Board of Directors

David Buckley Secretary
April 2, 2010

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

IN ADDITION TO THE ENCLOSED, THE COMPANY'S PROXY STATEMENT FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS AND THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2009, ARE AVAILABLE AT HTTPS://MATERIALS.PROXYVOTE.COM/03785L.

APPLE REIT EIGHT, INC.

PROXY STATEMENT
DATED
APRIL 2, 2010

Annual Meeting of Shareholders
To Be Held
May 6, 2010

General

        The enclosed proxy is solicited by the management of Apple REIT Eight, Inc. (the "Company") for the Annual Meeting of Shareholders to be held at the offices of the Company located at 814 East Main Street, Richmond, Virginia 23219 on Thursday, May 6, 2010 at 11:30 a.m., eastern daylight time (the "Annual Meeting"). Your proxy may be revoked at any time before being voted at the Annual Meeting, either by a written notice of revocation that is received by the Company before the Annual Meeting or by conduct that is inconsistent with the continued effectiveness of the proxy, such as delivering another proxy with a later date or attending the Annual Meeting and voting in person.

        Unless your proxy indicates otherwise, all shares represented by a proxy that you sign and return will be voted FOR the election of the person named therein as a director.

        This proxy statement and the enclosed proxy are being mailed to the common shareholders of record at the close of business on the record date of March 19, 2010 (the "Record Date"). The approximate date of such mailing is expected to be April 2, 2010. Such mailing to shareholders also will contain the Company's Annual Report, which includes audited consolidated financial statements for the year ended December 31, 2009 (the "Annual Report").

        At the close of business on the Record Date, a total of 94,019,755 common shares of the Company (the "Common Shares") were outstanding and entitled to vote on all matters, including those to be acted upon at the Annual Meeting. The presence in person or by proxy of a majority of the Common Shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

Company Information

        The Company operates as a real estate investment trust, or "REIT," for federal income tax purposes. The mailing address of the Company is 814 East Main Street, Richmond, Virginia 23219. Notice of revocation of proxies should be sent to Broadridge Financial Services, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attn: Issuer Services Department. The Company can be contacted, and public information about the Company can be obtained, by sending a written notice to Ms. Kelly Clarke, Investor Services Department, at the Company's address as provided above or through its web site at www.applereiteight.com.

        The Company will be responsible for the costs of the solicitation set forth in this proxy statement. The Annual Report mailed with this proxy statement includes (except for Exhibits) the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2009. The Company's Annual Report on Form 10-K and its other public federal securities filings also may be obtained electronically through the EDGAR system of the Securities and Exchange Commission at http://www.sec.gov. The proxy materials that were mailed are also available at https://materials.proxyvote.com/03785L.

Ownership of Equity Securities

        The determination of "beneficial ownership" for purposes of this proxy statement has been based on information reported to the Company and the rules and regulations of the Securities and Exchange Commission. References below to "beneficial ownership" by a particular person, and similar references, should not be construed as an admission or determination by the Company that Common Shares in fact are beneficially owned by such person.

        On the Record Date, the Company had a total of 94,019,755 issued and outstanding Common Shares. There are no shareholders known to the Company who beneficially owned more than 5% of its outstanding voting securities on such date. The following table sets forth the beneficial ownership of the Company's securities by its directors and executive officers as of the Record Date:

Security Ownership of Management

Title of Class(1)	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Common Shares	Glenn W. Bunting	42,296	*
(voting)	Kent W. Colton	42,296	*
	Michael S. Waters	42,296	*
	Robert M. Wily	42,296	*
	Glade M. Knight	10,536	*
	Above directors and executive officers as a group	179,720	*

Series A	Glenn W. Bunting	42,296	*
Preferred Shares	Kent W. Colton	42,296	*
(non-voting)	Michael S. Waters	42,296	*
	Robert M. Wily	42,296	*
	Glade M. Knight	10,536	*
	Above directors and executive officers as a group	179,720	*

Series B Convertible	Glade M. Knight	240,000	100%
Preferred Shares
(non-voting)

*
Less than one percent of class.

(1)
Executive officers not listed above for a particular class of securities hold no securities of such class. Each Unit consists of one Common Share and one Series A Preferred Share. The Series A Preferred Shares have no voting rights and are not separately tradable from the Common Shares to which they relate.

(2)
Amounts shown for individuals other than Glade M. Knight consist entirely of securities that may be acquired upon the exercise of options, although no options have been exercised to date. The Series B Convertible Preferred Shares are convertible into Common Shares upon the occurrence of certain events, under a formula which is based on the gross proceeds raised by the Company during its best efforts offering of Units.

        Information regarding the Company's equity compensation plans is set forth in note 5 to the Company's audited consolidated financial statements, which are included as part of the Annual Report that accompanies this proxy statement.

Election of Directors

        Nominee.    One director has been nominated for election at the Annual Meeting to the Company's Board of Directors. If elected, the Board would continue to consist of five directors. The following table lists the nominee for election to the Board of Directors and indicates the length of the term they would have if elected:

Nominee for Election to Board of Directors	Length of term if Elected(1)
Glade M. Knight	Three year term expiring in 2013

(1)
Term would extend until the Annual Meeting of Shareholders for the year shown, or until a successor is duly elected and qualified, except in the event of prior resignation, death, or removal.

        Unless otherwise specified, all Common Shares represented by proxies will be voted FOR the election of the nominee listed. If the nominee ceases to be available for election as a director, discretionary authority may be exercised by each of the proxies named on the attached proxy card to vote for a substitute. No circumstances are presently known that would cause any nominee to be unavailable for election as a director. The nominee is now a member of the Board of Directors and has been nominated by action of the Board of Directors. If a quorum is present, one position on the Board of Directors will be filled by the election of the one properly nominated candidate who receive the greatest number of votes at the Annual Meeting, even if the nominee does not receive a majority of all votes represented and entitled to be cast.

        A shareholder who wishes to abstain from voting on the election of a director may do so by specifying, as provided on the enclosed proxy, that authority to vote for the nominee is to be withheld. By withholding authority in this manner, the Common Shares that otherwise could be voted by such shareholder will not be included in determining the number of Common Shares voted for such nominee. The Company will comply with instructions in a proxy executed by a broker or other nominee shareholder indicating that less than all of the Common Shares of the record shareholder on the Record Date are to be voted on a particular matter. All Common Shares that are not voted will be treated as Common Shares as to which voting authority has been withheld.

        Below is a brief description of the nominee and his principal occupations and employment during at least the past five years and his directorships, if any, in public companies other than the Company.

        Glade M. Knight.    Mr. Knight, 65, is Chairman and Chief Executive Officer of the Company. Mr. Knight also is the founder, Chairman of the Board and Chief Executive Officer of Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Nine, Inc., each of which is a REIT. Mr. Knight was the Chairman of the Board and Chief Executive Officer of Apple Hospitality Two, Inc., a lodging REIT, from 2001 until the company was sold to an affiliate of ING Clarion in May of 2007. Mr. Knight served in the same capacity for Apple Hospitality Five, Inc., another lodging REIT, from 2002 until the company was sold to Inland American Real Estate Trust, Inc. in October of 2007. At the time of sale, Apple Hospitality Two, Inc. owned 63 hotels throughout the United States and Apple Hospitality Five, Inc. owned 27 hotels throughout the United States. In addition, Mr. Knight served as Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc. until it merged with a subsidiary of Colonial Properties Trust in 2005. Following the merger, Mr. Knight became a trustee of Colonial Properties Trust. Cornerstone Realty Income Trust, Inc. owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Colonial Properties Trust is a self-administered equity REIT that is an owner, developer and operator of multifamily, office and retail properties in the sunbelt region of the United States. Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Nine, Inc. each own hotels in selected metropolitan areas of the United States. Mr. Knight is Chairman of the Board of Trustees of Southern Virginia University in Buena Vista, Virginia. He also is a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of the university's Entrepreneurial

Department of the Graduate School of Business Management. Mr. Knight serves as the Chair of the Company's Executive Committee. Mr. Knight has been a member of the Board since 2006. Mr. Knight has extensive REIT executive experience, with strong skills in real estate and corporate finance and strategic planning.

MANAGEMENT RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEE.

        Continuing Directors.    The following individuals constitute the directors of the Company whose terms expire after 2010.

        Glenn W. Bunting.    Mr. Bunting, 65, is a director of the Company and has served as President of American KB Properties, Inc., which develops and manages shopping centers, since 1985. Mr. Bunting is a former director of Cornerstone Realty Income Trust, of which Glade M. Knight was Chairman and Chief Executive Officer, until its merger with Colonial Properties in 2005. He is a member of the Board of Directors of Grubb & Ellis Apartment REIT, Inc. Mr. Bunting was elected by the Board of Directors to the Board in 2007. He also is a director of Apple REIT Seven, Inc. He previously served as a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. until the companies were sold in May of 2007 and October of 2007, respectively. As discussed in a following section, Mr. Bunting is a member of the Company's Executive Committee, Compensation Committee and serves as Chair of the Company's Audit Committee. He has extensive REIT experience, with strong skills in commercial real estate and finance. Mr. Bunting's current term will expire in 2011.

        Kent W. Colton.    Dr. Colton, 66, has served as Senior Scholar of the Joint Center for Housing Studies at Harvard University since 1999. Since 1999 he has also served as President of KColton LLC, a consulting and housing research company located in McLean, Virginia, and since December 2004, he has been a principal of CTC Housing Group, LLC of Raleigh, North Carolina, which is engaged in housing and real estate development. From April 1984 through May 1999, he was executive vice president and chief executive officer of the National Association of Home Builders. From 2001 through March 2005, Dr. Colton served as an independent director of Cornerstone Realty Income Trust, a real estate investment trust (of which Glade M. Knight was Chairman and Chief Executive Officer), that owned apartment communities. Dr. Colton was elected to the Board by the Board of Directors in 2007. Dr. Colton is also on the Board of Apple REIT Seven, Inc. He previously served as a director of Apple Hospitality Five, Inc. until the company was sold in October of 2007. As discussed in a following section, Dr. Colton serves as Chair of the Company's Compensation Committee. He has extensive real estate and financial experience. Dr. Colton's current term will expire in 2011.

        Michael S. Waters.    Mr. Waters, 55, is a director of the Company and has served as the President and co-founder of Partnership Marketing, Inc. since 1999. From 1995 through 1998, Mr. Waters served as a Vice President and General Manager of GT Foods, a division of Good Times Home Video. From 1987 to 1995, he served as a Vice President and General Manager of two U.S. subsidiaries (Instant Products of America and Chocolate Products) of George Weston Ltd. (Canada), a fully-integrated food retailer and manufacturer. Mr. Waters was elected by the Board of Directors to the Board in 2007. He also is a director of Apple REIT Six, Inc. and Apple REIT Nine, Inc. He previously served as a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. until the companies were sold in May of 2007 and October of 2007, respectively. As discussed in a following section, Mr. Waters is a member of the Company's Audit Committee. He has a strong executive background in corporate finance and marketing, international operations and strategic planning. Mr. Waters term will expire in 2012.

        Robert M. Wily.    Mr. Wily, 60, is a director of the Company and has been an international judicial consultant since 1997. Mr. Wily served as the Director of Client Services of the Center for Claims Resolution in Princeton, New Jersey from 2000 until 2001. He served as the Deputy Chief, Article III Judges Division, of the Administrative Office of the U.S. Courts from 1999 to 2000. He served as the Clerk of Court for the United States Bankruptcy Court for the Eastern District of Virginia from 1986 to 1999 and the District of Utah from 1981 to 1986. Prior to holding those positions, Mr. Wily was in the private practice of law. Mr. Wily was elected by the Board of Directors to the Board in 2007. He also serves as a director of Apple REIT Six, Inc. and Apple REIT Nine, Inc. He previously served as a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc., until the companies were sold in May of 2007 and October of 2007, respectively. As discussed in a following section, Mr. Wily is a member of the Company's Executive Committee, Audit Committee and Compensation Committee. He has extensive experience in corporate finance, bankruptcy law, strategic planning and international relations. Mr. Wily's term will expire in 2012.

        The above mentioned expertise and breadth of experience of the Board members led to the recommendation of the current nominee and the other Board members.

Corporate Governance, Risk Oversight and Procedures for Shareholder Communications

        Board of Directors.    The Company's Board of Directors has determined that all of the Company's directors, except Mr. Knight, are "independent" within the meaning of the rules of the New York Stock Exchange (which the Company, although not listed on a national exchange, has adopted for purposes of determining such independence). In making this determination, the Board considered all relationships between the director and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

        The Board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between the Company and the director (excluding directors fees and options), (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, the Company, or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity. The Board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is nonetheless independent, but in that event, the Board is required to disclose the basis for its determination in the Company's then current annual proxy statement. In addition, the Board has voluntarily adopted, based on rules of the New York Stock Exchange, certain conditions that prevent a director from being considered independent while the condition lasts and then for three years thereafter.

        Code of Ethics.    The Board has adopted a Code of Business Conduct and Ethics for the Company's officers, directors and employees, which is available at the Company's website, www.applereiteight.com. The purpose of the Code of Business Conduct and Ethics is to promote (a) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest, (b) full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company, and (c) compliance with all applicable rules and regulations that apply to the Company and its officers, directors and employees.

        Risk Oversight.    The Board believes that risk oversight is a key function of a Board of Directors. It administers its oversight responsibilities through its Audit Committee and Compensation Committee. All members of both committees are independent directors. The entire Board is kept abreast of and involved in the Company's risk oversight process. It is through the approval of officers and compensation plans and updates on property performance, industry performance, acquisition strategy and capital improvements, that the Board has input to manage the Company's various risks. Additionally, through the Audit Committee, the Board reviews management's and independent auditors' reports on the Company's internal controls and any associated potential risks of fraudulent activities. In addition, risk oversight is one of the factors considered by the Board in establishing its leadership structure. The Board believes that the current combined Chairman and Chief Executive Officer roles of Mr. Knight enhances its ability to engage in risk oversight because Mr. Knight's insights from a management perspective into the material risks inherent in the Company's business and his agenda setting role as Chairman allow him to ensure that the Board and the named committees give attention to these areas.

        Shareholder Communications.    Shareholders may send communications to the Board or its members. Any such shareholder communication should be directed to Ms. Kelly Clarke, Investor Services Department (as described in a preceding section of this proxy statement entitled "Company Information"). Such communications receive an initial evaluation to determine, based on the substance and nature of the communication, a suitable process for internal distribution, review and response or other appropriate treatment.

Consideration of Director Nominees

Director Qualifications

        The Company believes the Board should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company's operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to the business of the Company; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out their duties and responsibilities effectively; devote the time and effort necessary to learn the business of the Company and the Board; and represent the long-term interests of all shareholders.

        The Board has determined that the Board of Directors as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Board believes it should be comprised of persons with skills in areas such as: finance; real estate; banking; strategic planning; human resources and diversity; leadership of business organizations; and legal matters. The Board may also consider in its assessment of the Board's diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity.

        In addition to the targeted skill areas, the Board looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to the Board, including:

  •
  Strategy—knowledge of the Company business model, the formulation of corporate strategies, knowledge of key competitors and markets;

  •
  Leadership—skills in coaching and working with senior executives and the ability to assist the Chief Executive Officer;

  •
  Organizational Issues—understanding of strategy implementation, change management processes, group effectiveness and organizational design;

  •
  Relationships—understanding how to interact with investors, accountants, attorneys, management companies, analysts, and communities in which the Company operates;

  •
  Functional—understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and

  •
  Ethics—the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.

        Nomination Procedures.    The Company has no nominating committee, and all nominating functions are handled directly by the full Board of Directors, which the Board believes is the most effective and efficient approach, based on the size of the Board and the current and anticipated operations and needs of the Company. As outlined above in selecting a qualified nominee, the Board considers such factors as it deems appropriate which may include: the current composition of the Board; the range of talents of the nominee that would best complement those already represented on the Board; the extent to which the nominee would diversify the Board; the nominee's standards of integrity, commitment and independence of thought and judgment; and the need for specialized expertise. Applying these criteria, the Board considers candidates for Board membership suggested by its members, as well as management and shareholders. Shareholders of record may nominate directors in accordance with the Company's bylaws which require among other items notice sent to the Company's Secretary not less than 60 days prior to a shareholder meeting that will include the election of board members. No nominations other than those made by the Board were received for the 2010 Annual Shareholder Meeting.

Committees of the Board and Board Leadership

        Summary.    The Board of Directors has three standing committees, which are specified below and have the following functions:

  •
  Executive Committee.  The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors, except powers specifically withheld from the Committee under the Company's bylaws or by law.

  •
  Audit Committee.  The Audit Committee operates in accordance with a written charter that is available at the Company's website, www.applereiteight.com. The Audit Committee recommends to the Board of Directors, which annually ratifies, the level of distributions to shareholders and has the other functions and responsibilities set forth in its charter. A report by the Audit Committee appears in a following section of this proxy statement.

  •
  Compensation Committee.  The Compensation Committee operates in accordance with a written charter that is available at the Company's website, www.applereiteight.com and administers the Company's incentive and stock option plans and oversees the compensation and reimbursement of directors and executive officers of the Company.

        Board Leadership.    As noted above, currently, the Chairman of the Board is also the Company's Chief Executive Officer. The Board has adopted this structure based on the significant industry experience of Mr. Knight, the effectiveness of having one person for both of these roles and the relatively limited complexity of the Company. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. With the Company focusing only on real estate ownership, very few strategic decisions are necessary without input from the entire Board. Therefore, any conflict that may arise with both the Chairman and Chief Executive Officer being the same person are mitigated.

        Audit Committee Independence.    The Board of Directors determined in 2009 that each current member of the Audit Committee (as shown in the following table) is "independent," as defined in the listing standards of the New York Stock Exchange. To be considered independent, a member of the Audit Committee must not (other than in his or her capacity as a director or committee member, and subject to certain other limited exceptions) either (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary, or (b) be an affiliate of the Company or any subsidiary. The Audit Committee does not have a member who is a "financial expert" within the meaning of regulations issued by the Securities and Exchange Commission. The Company's management believes that the combined experience and capabilities of the Audit Committee members are sufficient for the current and anticipated operations and needs of the Company. In this regard, the

Board has determined that each Audit Committee member is "financially literate" and that at least one member has "accounting or related financial management expertise," as all such terms are defined by the rules of the New York Stock Exchange.

        Meetings and Membership.    The Board held a total of three meetings during 2009 (including regularly scheduled and special meetings). The following table shows both the membership of the Company's standing committees during 2009 and the number of meetings held during 2009:

Standing Committee	Members of Committee During 2009	Number of Committee Meetings During 2009
Executive	Glade M. Knight* Glenn W. Bunting Robert M. Wily	0
Audit	Glenn W. Bunting* Michael S. Waters Robert M. Wily	5
Compensation	Kent W. Colton* Glenn W. Bunting Robert M. Wily	1

*
Indicates Chairperson.

        Attendance and Related Information.    It is the policy of the Company that directors should attend each annual meeting of shareholders. All of the directors attended the 2009 annual meeting of shareholders. The Company also expects directors to attend each regularly scheduled and special meeting of the Board, but recognizes that, from time to time, other commitments may preclude full attendance. In 2009, each director attended at least 75% of the total number of those meetings of the Board of Directors that were held during the period in which he or she was a director. In addition, each director who served on a committee of the Board attended at least 75% of the total number of those meetings that were held by each applicable committee during the period of such service.

Compensation of Directors

        During 2009, the directors of the Company were compensated as follows:

        All Directors in 2009.    All directors were reimbursed by the Company for travel and other out-of-pocket expenses incurred by them to attend meetings of the directors or a committee and in conducting the business of the Company.

        Independent Directors in 2009.    The independent directors (classified by the Company as all directors other than Mr. Knight) received annual directors' fees of $15,000, plus $1,000 for each meeting of the Board attended and $1,000 for each committee meeting attended. Additionally, the Chair of the Audit Committee receives an additional fee of $2,500 per year and the Chair of the Compensation Committee receives an additional fee of $1,500 per year. Under the Company's Non-Employee Directors Stock Option Plan, each non-employee director received options to purchase 18,571 Units, exercisable at $11 per Unit.

        Non-Independent Director in 2009.    Mr. Knight received no compensation from the Company for his services as a director.

Director Summary Compensation

Director	Year	Fees Earned	Option Awards(1)	Total
Glenn W. Bunting	2009	$26,500	$29,474	$55,974
Kent W. Colton	2009	20,500	29,474	49,974
Michael S. Waters	2009	23,000	29,474	52,474
Robert M. Wily	2009	23,000	29,474	52,474
Glade M. Knight	2009	—	—	—

(1)
The amounts in this column reflect the grant date fair value determined in accordance with FASB ASC Topic 718.

Executive Officers

        In 2009, the Company's executive officers were Glade M. Knight, who served as Chief Executive Officer, David S. McKenney, who served as President of Capital Markets, Justin G. Knight (Glade M. Knight's son), who served as President, Kristian M. Gathright, who served as Executive Vice President and Chief Operating Officer, Bryan Peery, who served as Executive Vice President and Chief Financial Officer and David P. Buckley who served as Executive Vice President and Chief Legal Counsel.

        David Buckley.    Mr. Buckley, 42, currently serves as Executive Vice President and Chief Legal Counsel for the Company and has been with the Company since its inception. In addition, Mr. Buckley serves as Executive Vice President and Chief Legal Counsel for Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. Mr. Buckley served as Senior Vice President and General Counsel for Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc., each of which were real estate investment trusts. Apple Hospitality Two, Inc. was sold to an affiliate of ING Clarion in May of 2007 and Apple Hospitality Five, Inc. was sold to Inland American Real Estate Trust, Inc. in October of 2007. Prior to his service with these companies, from 1999-2005, Mr. Buckley served as an associate, specializing in commercial real estate, with McGuireWoods LLP, a full-service law firm headquartered in Richmond, Virginia. Mr. Buckley holds a Juris Doctor degree Cum Laude from the University of Richmond, Richmond, Virginia, a Master of Urban and Regional Planning degree from Virginia Commonwealth University, Richmond, Virginia and a Bachelor of Science degree in Industrial Technology from the University of Massachusetts Lowell, Lowell, Massachusetts. Mr. Buckley is a member of the Virginia State Bar and the Richmond Bar Association.

        Kristian Gathright.    Mrs. Gathright, 37, currently serves as Executive Vice President and Chief Operating Officer for the Company and has been with the Company since its inception. In addition, Mrs. Gathright serves as Executive Vice President and Chief Operating Officer for Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. Mrs. Gathright served as Chief Operating Officer and Senior Vice President of Operations for Apple Hospitality Two, Inc. from its inception until it was sold to an affiliate of ING Clarion in May of 2007. Mrs. Gathright also served as Senior Vice President of Operations for Apple Hospitality Five, Inc. from its inception until it was sold to Inland American Real Estate Trust, Inc. in October of 2007. Prior to managing these companies, Mrs. Gathright served as Assistant Vice President and Investor Relations Manager for Cornerstone Realty Income Trust, a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1996 to 1998, she was an Asset Manager and Regional Controller of the Northern Region Operations for United Dominion Realty Trust, Inc., a real estate investment trust. From 1994 to 1996, she served as a Senior Staff Accountant at Ernst & Young LLP. Mrs. Gathright currently serves on the Courtyard Franchise Advisory Council and the Homewood Suites Owners Advisory Council. Mrs. Gathright holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at University of Virginia, Charlottesville, Virginia. Mrs. Gathright passed the Virginia CPA Exam in 1994.

        Justin Knight.    Mr. Knight, 36, currently serves as President of the Company. He has been with the Company since its inception. Mr. Knight also serves as President of Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. In addition, Mr. Knight served as President of Apple Hospitality Two, Inc. when it was sold to an affiliate of ING Clarion in May of 2007 and President of Apple Hospitality Five, Inc. when it was sold to Inland American Real Estate Trust, Inc. in October of 2007. Mr. Knight joined the companies in 2000. From 1999 to 2000, Mr. Knight served as Senior Account Manager for iAccess.com, LLP, a multi-media training company. In 1999 he was also an independent consultant with McKinsey & Company providing research for the company's Evergreen Project. From 1997 to 1998, he served as President and Web Design Consultant of a Web development firm—Cornerstone Communications, LLC. From 1996 to 1998, Mr. Knight served as Senior Asset Manager and Director of Quality Control for Cornerstone Realty Income Trust, a REIT that owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Mr. Knight is co-chairman for the Cashell Donahoe Scholarship Memorial Fund created to provide need-based scholarships to students of Southern Virginia University in Buena Vista, Virginia. Mr. Knight also serves on the Marriott Owners Advisory Council, the Hilton Garden Inn Advisory Council, the Residence Inn Association Board and the American Hotel and Lodging Association Government Affairs Committee. Mr. Knight holds a Master of Business Administration degree with emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University, Provo, Utah. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University, Provo, Utah.

        David McKenney.    Mr. McKenney, 47, has served as President of Capital Markets for the Company since its inception. He also serves as President of Capital Markets for Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. Mr. McKenney served in the same capacity for Apple Hospitality Two, Inc. until its sale to an affiliate of ING Clarion in May of 2007 and Apple Hospitality Five, Inc. until it was sold to Inland American Real Estate Trust, Inc. in October of 2007. Both of the companies were real estate investment trusts. From 1994 to 2001, Mr. McKenney served as Senior Vice President and Treasurer of Cornerstone Realty Income Trust, Inc., a REIT that owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1992 to 1994, Mr. McKenney served as Chief Financial Officer for The Henry A. Long Company, a regional development firm located in Washington, D.C. From 1988 to 1992, Mr. McKenney served as a Controller at Bozzuto & Associates, a regional developer of apartments and condominiums in the Washington, D.C. area. Mr. McKenney also has five years of experience with Arthur Andersen & Co. Mr. McKenney is a Certified Public Accountant, holds a Virginia Real Estate Sales License, and is a member of the National Association of Real Estate Investment Trusts (NAREIT) and the National Investor Relations Association (NIRA). Mr. McKenney holds Bachelor of Science degrees in Accounting and Management Information Systems from James Madison University, Harrisonburg, Virginia.

        Bryan Peery.    Mr. Peery, 45, currently serves as Executive Vice President and Chief Financial Officer for the Company and has been with the Company since its inception. He also serves as Executive Vice President and Chief Financial Officer for Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. Mr. Peery served as Senior Vice President, Chief Financial Officer and Treasurer for Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. Apple Hospitality Two was sold to an affiliate of ING Clarion in May of 2007 and Apple Hospitality Five was sold to Inland American Real Estate Trust, Inc. in October of 2007. Prior to his service with these companies, Mr. Peery served as President (2000-2003), Vice President-Finance (1998-2000) and Controller (1997-1998), of This End Up Furniture Company. Mr. Peery was with Owens & Minor, Inc. from 1991 until 1997, where he last served as Director and Assistant Controller-Financial Reporting. Mr. Peery's experience also includes five years of service with KPMG LLP. Mr. Peery holds a Bachelor of Business Administration degree in Accounting from the College of William and Mary, Williamsburg, Virginia. Mr. Peery is a Certified Public Accountant.

Stock Option Grants in Last Fiscal Year

        In 2007, the Company adopted a Non-Employee Directors Stock Option Plan (the "Directors Plan") and an Incentive Stock Option Plan (the "Incentive Plan"). The Directors Plan provides for automatic grants of options to acquire Units. The Directors Plan applies to directors of the Company who are not employees of the Company. The Incentive Plan permits grants of awards that may consist of restricted Units or options to acquire Units. Such awards under the Incentive Plan may be granted to certain employees (including officers and directors) of the Company, Apple Eight Advisors, Inc. or Apple Suites Realty Group, Inc.

        Since adoption of the Directors Plan and the Incentive Plan, none of the participants have exercised any of their options to acquire Units. No awards have been granted under the Incentive Plan since inception of the plan. The following table shows the options to acquire Units that were granted under the Directors Plan in 2009:

Option Grants in Last Fiscal Year

Name(1)	Number of Units Underlying Options Granted in 2009(2)
Glade M. Knight	0
Glenn W. Bunting	18,571
Kent W. Colton	18,571
Michael S. Waters	18,571
Robert M. Wily	18,571

(1)
Glade M. Knight is eligible only under the Incentive Plan. All other listed individuals participate in the Directors Plan.

(2)
Options granted in 2009 are exercisable for ten years from the date of grant at an exercise price of $11 per Unit.

Audit Committee Report

        The Audit Committee of the Board of Directors is composed of three directors. All three directors are independent directors as defined under "Committees of the Board." The Audit Committee operates under a written charter that was adopted by the Board of Directors on October 10, 2007, and is annually reassessed and updated, as needed, in accordance with applicable rules of the Securities and Exchange Commission. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its oversight duties, the Committee reviewed and discussed the audited financial statements for the fiscal year 2009 with management and the Company's independent auditors, Ernst & Young LLP, including the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and Ernst & Young LLP's report on the effectiveness of the Company's internal control over financial reporting. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

        The Audit Committee also has discussed with the independent auditors the matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) AU 380, "Communication with Audit Committees." Additionally, the Audit Committee has received the written disclosures from the independent auditors required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence and has discussed with the independent auditors, the independent auditors' independence. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

        The members of the Audit Committee are not experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that the Company's financial statements have been prepared in accordance with generally accepted accounting principles.

April 2, 2010	Glenn W. Bunting, Chairperson Michael S. Waters Robert M. Wily

Certain Relationships and Agreements

        The Company has significant transactions with related parties. These transactions may not have arms-length terms, and the results of the Company's operations might be different if these transactions had been conducted with unrelated parties. The Company's independent members of the Board of Directors oversee the existing related party relationships and are required to approve any material modifications to the existing contracts. At least one member of the Company's senior management team approves each related party transaction.

        The Company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to provide brokerage services for the acquisition and disposition of real estate assets. ASRG is wholly-owned by Glade M. Knight, the Company's Chairman and Chief Executive Officer. In accordance with the contract, ASRG is paid a fee equal to 2% of the gross purchase or sales price (as applicable) of any acquisitions or dispositions of real estate investments, subject to certain conditions. No amounts were paid or earned by ASRG for services under the terms of this contract in 2009. To date, payments to ASRG for services under the terms of this contract were approximately $19.0 million.

        The Company also has contracted with Apple Eight Advisors, Inc. ("A8A"), a company wholly- owned by Glade M. Knight to advise the Company and provide day-to-day management services and due-diligence services on acquisitions. In accordance with the contract, the Company pays A8A a fee equal to 0.1% to 0.25% of the total equity contributions to the Company, in addition to certain reimbursable expenses. The aggregate amount paid by the Company to A8A in 2009 was approximately $3.0 million. This amount includes a fee of $1.0 million and costs of $2.0 million which were reimbursed by A8A to Apple REIT Six, Inc. who provides the resources for these services.

Compensation Discussion and Analysis

General Philosophy

        The Company's executive compensation philosophy is to attract, motivate and retain a superior management team. The Company's compensation program rewards each senior manager for their contribution to the Company. In addition, the Company uses annual incentive benefits that are designed to be competitive with comparable employers and to align management's incentives with the interests of the Company and its shareholders.

        With the exception of the Company's Chief Executive Officer, the Company compensates its senior management through a mix of base salary and bonus designed to be competitive with comparable employers. The Company has not utilized stock based awards or long term compensation for senior management. The Company believes that a simplistic approach to compensation better matches the objectives of all stakeholders. Each member of the senior management team performs similar functions for Apple REIT Six, Inc. ("A6"), Apple REIT Seven, Inc. ("A7"), Apple REIT Nine, Inc. ("A9"), ASRG, Apple Six Advisors, Inc. ("A6A"), Apple Seven Advisors, Inc. ("A7A"), A8A and Apple Nine Advisors, Inc. ("A9A") As a result each senior manager's total compensation paid by the Company is proportionate to the estimated amount of time devoted to activities associated with the Company. The Chief Executive Officer is Chairman of the Board of Directors, Chief Executive Officer and majority shareholder of ASRG, A6A, A7A, A8A and A9A, each of which has various agreements with the Company and A6, A7 and A9. During 2009, ASRG, A6A, A7A, A8A and A9A received fees of approximately $11 million from A6, A7, A8 and A9. The Compensation Committee of the Board of Directors considers these agreements when developing the CEO's compensation. As a result, the Company's Chief Executive Officer has historically been compensated a minimal amount by the Company. Annually, the Chairman of the Board of Directors develops the compensation targets of senior management (as well as goals and objectives) with input from other members of senior management and reviews these items with the Compensation Committee of the Board of Directors.

Base and Incentive Salaries

        The process of establishing each senior manager's compensation involves establishing an overall targeted amount and allocating that total between base and incentive compensation. The overall target is developed using comparisons to compensation paid by other public hospitality REITs, and consideration of each individual's experience in their position and the industry, the risks and deterrents associated with their position and the anticipated difficulty to replace the individual. It is the Company's intention to set this overall target sufficiently high to attract and retain a strong and motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. Once the overall target is established, approximately 75% of that number is allocated to base salary and the remaining 25% is allocated to incentive compensation. The incentive compensation is then allocated 50% to Company overall performance (typically Funds From Operations (FFO) targets) and 50% to each individual's subjective performance objectives.

Perquisites and Other Benefits

        Senior management may participate in the Company's other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance and 401K plan. As noted in the Summary Compensation Table below, the Company provides limited perquisites to its senior managers.

Summary Compensation Table

Name	Position	Year	Salary	Bonus	All Other Compensation(1)	Total(2)
Glade Knight	Chief Executive Officer	2009	$12,500	$—	$4,278	$16,778
		2008	12,500	203	3,525	16,228
		2007	7,500	—	2,468	9,968
Justin Knight	President	2009	86,625	12,504	9,120	108,249
		2008	85,750	12,431	7,017	105,198
		2007	52,500	—	4,760	57,260
David McKenney	President, Capital Markets	2009	86,625	12,504	9,509	108,638
		2008	85,750	12,431	6,616	104,797
		2007	52,500	—	4,048	56,548
David Buckley	Executive Vice President, Chief Legal Counsel	2009	59,375	27,674	7,543	94,592
Kristian Gathright	Executive Vice President,	2009	61,875	12,504	7,790	82,169
	Chief Operating Officer	2008	61,250	12,431	6,916	80,597
		2007	37,500	—	3,536	41,036
Bryan Peery	Executive Vice President,	2009	50,000	10,104	5,741	65,845
	Chief Financial Officer	2008	47,500	9,640	4,651	61,791
		2007	35,000	—	4,131	39,131

(1)
Includes portion of health insurance, life insurance, parking and 401K match paid by the Company.

(2)
As discussed on page 13, represents Apple REIT Eight's allocated share of each officer's total compensation.

Compensation Committee Report

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

    The Compensation Committee:
            Kent W. Colton, Chairman
            Glenn W. Bunting
            Robert M. Wily

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company's directors and executive officers, and any persons holding more than 10% of the outstanding Common Shares, have filed reports with the Securities and Exchange Commission with respect to their initial ownership of Common Shares and any subsequent changes in that ownership. The Company believes that during 2009 each of its officers and directors complied with any applicable filing requirements.

        In making this statement, the Company has relied solely on written representations of its directors and executive officers and copies of reports that they have filed with the Securities and Exchange Commission. In 2009 and 2010 through the Record Date, no person held more than 10% of the outstanding Common Shares.

Independent Public Accountants

        The firm of Ernst & Young LLP served as independent auditors for the Company in 2009. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be available to answer appropriate questions from shareholders. The Board of Directors has approved the retention of Ernst & Young LLP as the Company's independent auditors for 2010, based on the recommendation of the Audit Committee. Independent accounting fees for the last two fiscal years are shown in the table below:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2008	$515,400	$50,000	—	—
2009	$280,000	—	—	—

        All services rendered by Ernst & Young LLP are permissible under applicable laws and regulations and the annual audit of the Company was pre-approved by the Audit Committee, as required by applicable law. The nature of the services categorized in the preceding table are described below:

        Audit Fees.    These are fees for professional services rendered for the audit of the Company's annual financial statements, reviews of the financial statements included in the Company's Form 10-Q filings or services normally provided by the independent auditor in connection with statutory or regulatory filings or engagements and other accounting and financial reporting work necessary to comply with the standards of the PCAOB.

        Audit-Related Fees.    These are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. Such services include accounting consultations, internal control reviews, audits in connection with acquisitions, attest services related to financial reporting that are not required by statute or regulation and required agreed-upon procedure engagements. The work performed in 2008 related to the audit of one hotel acquired by the Company.

        Tax Fees.    Such services, while not provided to the Company by Ernst & Young LLP, include tax compliance, tax advice and tax planning.

        All Other Fees.    These are fees for other permissible work that does not meet the above category descriptions. Such services include information technology and technical assistance provided to the Company. Generally, this category would include permitted corporate finance assistance, advisory services and licenses to technical accounting research software.

        These accounting services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the core area of accounting work by Ernst & Young LLP, which is the audit of the Company's consolidated financial statements.

        Pre-Approval Policy for Audit and Non-Audit Services.    In accordance with the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent auditors must be pre-approved by the Audit Committee. As authorized by that statute, the Audit Committee has delegated to the Chairperson of the Audit Committee the authority to pre-approve up to $25,000 in audit and non-audit services. This authority may be exercised when the Audit Committee is not in session. Any decisions by the Chairperson of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. All services reported in the preceding fee-table for fiscal years 2008 and 2009 were pre-approved by the full Audit Committee, as required by then applicable law.

Other Matters for the 2010 Annual Meeting of Shareholders

        Management knows of no matters, other than those stated above, that are likely to be brought before the Annual Meeting. However, if any matters that are not currently known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Common Shares represented by such proxy on such matters in accordance with their best judgment.

Matters to be Presented at the 2011 Annual Meeting of Shareholders

        Any qualified shareholder who wishes to make a proposal to be acted upon next year at the 2011 Annual Meeting of Shareholders must submit such proposal for inclusion in the Proxy Statement and Proxy Card to the Company at its principal office in Richmond, Virginia, by no later than December 6, 2010.

        In addition, the Company's bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Secretary of the Company (i) on or after February 1st and before March 1st of the year in which the meeting will be held, or (ii) not less than 60 days before the date of the meeting if the date of such meeting is earlier than May 1 or later than May 31 in such year. The notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, assuming the Company's 2011 Annual Meeting is held in May 2011, to be presented at such Annual Meeting, a shareholder proposal must be received by the Company on or after February 1, 2011 but no later than February 28, 2011.

By Order of the Board of Directors

David Buckley Secretary
April 2, 2010

THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY CARD TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY CARD IMMEDIATELY.

PROXY	THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

Apple REIT Eight, Inc. 814 East Main Street Richmond, VA 23219

The undersigned hereby appoints David McKenney, Bryan Peery and David Buckley as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all common shares of Apple REIT Eight, Inc. held by the undersigned on March 19, 2010, at the Annual Meeting of Shareholders to be held on May 6, 2010, or any adjournment thereof. If the director nominee specified below ceases to be available for election as a director, discretionary authority may be exercised by each of the proxies named herein to vote for a substitute.

Management recommends a vote of “FOR” in item 1.

1.	ELECTION OF DIRECTOR

FOR Glade M. Knight ☐		WITHHOLD AUTHORITY to vote for Glade M. Knight ☐

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED ABOVE.

(Continued on reverse side)

Please indicate whether you plan to attend the Annual Meeting in person:    ☐  Yes    ☐  No

Please print exact name(s) in which shares are registered, and sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or other entity, please sign in partnership or other entity name by authorized person.

Dated: , 2010
Printed Name

Signature

Signature if held jointly

Please mark, sign, date and return the Proxy
Card promptly using the enclosed envelope.	Title of Signing Person (if applicable)